SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2007

EMERSON RADIO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Entin Road, Parsippany, New Jersey 07054
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (973) 884-5800

Not Applicable
(Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     As previously disclosed, on March 7, 2007, Emerson Radio Corp. (“Emerson”) received notice from the staff of The American Stock Exchange (“AMEX”) that Emerson was not in compliance with the reporting requirements for continued listing on AMEX set forth in Sections 134 and 1101 of the Amex Company Guide due to Emerson’s failure to timely file its Quarterly Report on Form 10-Q for its fiscal quarter ended December 31, 2006 (the “Form 10-Q”) with the Securities and Exchange Commission (the “Commission”). On March 23, 2007, the Company received notice from AMEX that based on Emerson’s filing of the Form 10-Q with the Commission on March 16, 2007, Emerson has resolved its continued listing deficiency. In its notice, AMEX advised Emerson that as is the case for all listed issuers, Emerson’s continued listing eligibility will continue to be assessed on an ongoing basis.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP

By: /s/ John J. Raab Name: John J. Raab Title: Chief Operating Officer and Senior Executive Vice President

Dated: April 3, 2007